Exhibit 99.1

Sunesis Pharmaceuticals and Viracta Therapeutics Announce Definitive Merger Agreement

Merger to create Nasdaq-listed company focused on developing Viracta’s precision oncology pipeline targeting virus-associated malignancies

Registration trial for Viracta’s lead program in Epstein-Barr virus (EBV)-positive lymphomas expected to begin in the first half of 2021

Leading institutional investors committed a total of $105 million in private financings with Viracta

Combined company expected to have approximately $120 million cash balance following the close of the merger

Companies to host conference call today at 8:30 AM Eastern Time

SOUTH SAN FRANCISCO and SAN DIEGO, Calif., November 30, 2020 (GLOBE NEWSWIRE) — Sunesis Pharmaceuticals, Inc. (Nasdaq: SNSS) and Viracta Therapeutics, Inc., a privately held precision oncology company targeting virus-associated malignancies, today announced they have entered into a definitive merger agreement (the “Merger Agreement”) pursuant to which Viracta will combine with Sunesis in an all-stock transaction (the “Merger”). The merged company will focus on the advancement and expansion of Viracta’s clinical stage, precision oncology pipeline targeting virus-associated malignancies, including Viracta’s lead program for the treatment of Epstein-Barr virus (EBV)-positive relapsed/refractory lymphomas. Upon completion of the Merger, the combined company will operate under the name Viracta Therapeutics, Inc. and intends to be listed on the Nasdaq Global Market under the ticker symbol “VIRX.”

Viracta recently completed a $40 million Series E Preferred Stock equity financing led by aMoon, Israel’s leading healthtech and life sciences venture fund, with participation from Taiwania Capital Management, Latterell Venture Partners, LifeSci Venture Partners and other existing investors.

Concurrent with the execution of the Merger Agreement, Viracta entered into an agreement for the sale of common stock in a private placement with an investor syndicate of institutional accredited investors led by BVF Partners L.P., with participation from aMoon, Ridgeback Capital Management, Surveyor Capital (a Citadel company), Logos Capital, Samsara Biocapital, Sectoral Asset Management, Janus Henderson Investors, LifeSci Venture Partners, and Serrado Capital LLC, as well as other institutional investors. The private placement is expected to result in gross proceeds to Viracta of approximately $65 million prior to the close of the Merger, subject to customary conditions. Upon the close of the Merger and related financing, the total cash balance of the combined company is expected to be approximately $120 million with an expected cash runway into 2024.

Viracta’s lead program evaluates the all-oral combination of nanatinostat, its proprietary investigational drug, and valganciclovir in a Phase 2 clinical trial for the treatment of EBV-positive relapsed/refractory lymphomas. There are currently no approved therapies for EBV-associated cancers, which are responsible for over 140,000 deaths each year. Viracta’s precision oncology and biomarker-driven combination product candidate targets EBV-positive cancer cells with an inducible synthetic lethality approach. Viracta plans to initiate a registration trial for the treatment of EBV-positive lymphoma in the first half of 2021, and also plans to initiate a Phase 1b/2 trial in EBV-positive solid tumors in 2021.

“This is a transformational event for Viracta, and I am very pleased to see the company brought forward into the public market,” said Roger Pomerantz, M.D., F.A.C.P., Chairman of the Board of Directors of Viracta. “Importantly, Viracta’s novel approach to targeting viral latency represents a completely new medical modality in the landscape of precision oncology, and today is the beginning of an important and exciting new phase in the company’s evolution. EBV-induced malignancies are a high unmet medical need area, and the patients are waiting for novel therapies.”

“After a thorough evaluation of strategic alternatives, the Board of Directors of Sunesis believes this merger is in the best interest of Sunesis’ stockholders and has the potential to deliver near- and long-term value,” said Dayton Misfeldt, Interim Chief Executive Officer of Sunesis. “This transaction will provide the resources for the combined company to leverage Viracta’s scientific platform and pipeline to treat a range of virus-associated cancers and other serious diseases. Viracta shares our mission to develop important new targeted treatments for patients living with cancer, and we are enthusiastic about the prospect of carrying on that mission.”

Ivor Royston, M.D., President and Chief Executive Officer of Viracta added, “The merger and our private financings represent a significant step in Viracta’s growth as a late-stage development company. Our ongoing Phase 2 clinical trial for the treatment of EBV-positive lymphomas has produced encouraging efficacy and safety, and these transactions provide meaningful capital as we advance this program towards registration and expand our clinical pipeline. We look forward to building upon our clinical and corporate momentum to create shareholder and patient value, as we advance our important work to address the significant unmet needs in virus-associated malignancies.”

About the Merger

Under the terms of the Merger Agreement, pending stockholder approval of the transaction, Viracta will merge with a wholly owned subsidiary of Sunesis, and stockholders of Viracta will receive shares of newly issued Sunesis common stock. Viracta stockholders are expected to own approximately 86% and Sunesis stockholders will own approximately 14% of the combined company on a fully diluted basis using the treasury stock method. The percentage of the combined company that Sunesis stockholders will own as of the close of the Merger may be subject to adjustment based on Sunesis’ net cash.

The Merger Agreement has been unanimously approved by the Board of Directors of each company. The transaction is expected to close in the first quarter of 2021, subject to approvals by stockholders of each company and other customary closing conditions.

MTS Health Partners, L.P. is serving as the financial advisor to Sunesis, and Cooley LLP is serving as legal counsel to Sunesis. SVB Leerink LLC and Evercore Group LLC served as placement agents in Viracta’s private financings. Wilson Sonsini Goodrich & Rosati is serving as legal counsel to Viracta.

Management and Organization

The combined company will be led by Viracta’s current management team and will be headquartered in Cardiff, California. The Board of Directors is expected to consist of seven members, including six members from Viracta’s board and one member from Sunesis’ board.

Conference Call and Webcast Information

Sunesis and Viracta will host a conference call and webcast today at 8:30 a.m. Eastern Time. The call can be accessed by dialing (844) 296-7720 (U.S. and Canada) or (574) 990-1148 (international) and entering passcode 5742158. To access the live webcast, or the subsequent archived recording, visit the “Investors and Media – Calendar of Events” section of the Sunesis website at www.sunesis.com, or the “News/Media” section of the Viracta website at www.viracta.com. The webcast will be recorded and available for replay on the respective company’s website for two weeks.

About Sunesis Pharmaceuticals

Sunesis is a biopharmaceutical company developing novel targeted inhibitors for the treatment of hematologic and solid cancers. Sunesis has built an experienced drug development organization committed to improving the lives of people with cancer.

For additional information on Sunesis, please visit www.sunesis.com.

SUNESIS and the logos are trademarks of Sunesis Pharmaceuticals, Inc.

About Viracta Therapeutics, Inc.

Viracta is a precision oncology company targeting virus-associated malignancies. Viracta’s proprietary investigational drug, nanatinostat, is currently being evaluated in combination with the antiviral agent valganciclovir as an oral combination therapy in a Phase 2 clinical trial for EBV-positive lymphomas. Viracta is pursuing application of this inducible synthetic lethality approach in other EBV-associated malignancies, such as nasopharyngeal carcinoma, gastric carcinoma, and other virus-related cancers.

For additional information please visit www.viracta.com.

Additional Information about the Proposed Merger and Where to Find It

Sunesis plans to file with the SEC, and the parties plan to furnish to the security holders of Viracta and Sunesis, a Registration Statement on Form S-4, which will constitute a proxy statement/prospectus of Sunesis and will include an information statement of Viracta, in connection with the proposed Merger, whereupon the separate corporate existence of Merger Sub shall cease and Viracta shall continue as the surviving corporation of the Merger as a wholly owned subsidiary of Sunesis. The prospectus/information statement described above will contain important information about Sunesis, Viracta, the proposed Merger and related matters. Investors and security holders are urged to read the prospectus/information statement carefully when it becomes available. Investors and security holders will be able to obtain free copies of these documents, and other documents filed with the SEC, by Sunesis through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of these documents from Sunesis by contacting Sunesis’ Investor Relations by telephone at 650-266-3784 or by going to Sunesis’ Investor Relations web page at https://ir.sunesis.com/shareholder-services/contact-ir and clicking on the link titled “SEC Filings.”

Participants in the Solicitation

The respective directors and executive officers of Sunesis and Viracta may be deemed to be participants in the solicitation of proxies and written consents from the security holders of Sunesis and Viracta, respectively, in connection with the proposed Merger. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the prospectus/information statement described above. Additional information regarding Sunesis’ directors and executive officers is included in Sunesis’ proxy statement for its Annual Meeting of Stockholders, which was filed with the SEC on April 17, 2020. This document is available from Sunesis free of charge as described in the preceding paragraph.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements

This communication contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding: the ability of the parties to complete the proposed Merger within the expected timing, or at all, the effects of the proposed Merger, including, but not limited to, listing on Nasdaq Global Market and estimated ownership percentages of the stockholders of each company; the closing of Viracta’s private placement of its common stock on a timely basis, or at all; Viracta’s clinical development pipeline, including without limitation, the expected timing of the registration trial for EBV-associated lymphomas and the Phase 1b/2 trial in EBV-associated solid tumors; the combined company’s expected cash forecast and runway into 2024; Viracta’s ability to leverage its platform and pipeline to treat a range of cancers and diseases; and other statements that are not historical facts. Sunesis’ expectations and beliefs regarding these matters may not materialize. Sunesis’ actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks relating to the ability of the parties to consummate the proposed Merger, satisfaction of closing conditions precedent to the consummation of the proposed Merger, potential delays in consummating the Merger, and the ability of Sunesis to timely and successfully achieve the anticipated benefits of the Merger. Risks and uncertainties related to Viracta that may cause actual results to differ materially from those expressed or implied in any forward-looking statement include, but are not limited to: risks relating to the ability of the parties to consummate the proposed Merger and the ability of Viracta to complete the private placement financing, satisfaction of closing conditions precedent to the consummation of the proposed Merger and the concurrent financing, potential delays in consummating the Merger and the concurrent financing, and the ability of Viracta to timely and successfully achieve the anticipated benefits of the Merger and the concurrent financing; Viracta’s ability to successfully enroll patients in and complete its ongoing and planned clinical trials; Viracta’s plans to develop and commercialize its product candidates, including all oral combinations of nanatinostat and valganciclovir; the timing of initiation of Viracta’s planned clinical trials; the timing of the availability of data from Viracta’s clinical trials; previous preclinical and clinical results may not be predictive of future clinical results; the timing of any planned investigational new drug application or new drug application; Viracta’s plans to research, develop and commercialize its current and future product candidates; the clinical utility, potential benefits and market acceptance of Viracta’s product candidates; Viracta’s ability to identify additional products or product candidates with significant commercial potential; developments and projections relating to Viracta’s competitors and its industry; the impact of government laws and regulations; Viracta’s ability to protect its intellectual property position; and Viracta’s estimates regarding future expenses, capital requirements and need for additional financing following the proposed transaction.

These risks and uncertainties may be amplified by the COVID-19 pandemic, which has caused significant economic uncertainty. If any of these risks materialize or underlying assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in Sunesis’ most recent filings with the SEC, including the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 and other documents Sunesis has filed, or will file, with the SEC, including a registration statement on Form S-4 that will include a proxy statement/prospectus, any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time and available at www.sec.gov. These documents can be accessed on Sunesis’ Investor Relations page at https://ir.sunesis.com/shareholder-services/contact-ir by clicking on the link titled “SEC Filings.”

The forward-looking statements included in this communication are made only as of the date hereof. Sunesis assumes no obligation and does not intend to update these forward-looking statements, except as required by law or applicable regulation.

Sunesis Investor and Media Inquiries:

Maeve Conneighton Argot Partners 212-600-1902	Par Hyare Sunesis Pharmaceuticals Inc. 650-266-3784

Viracta Investor Inquiries: Joyce Allaire LifeSci Advisors jallaire@lifesciadvisors.com 212-915-2569	Viracta Media Inquiries: Amy Conrad Juniper Point amy@juniper-point.com 858-366-3243